Calculation of Filing Fee Tables
S-3
Industrial Logistics Properties Trust
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Preferred Shares of Beneficial Interest	457(o)
		Equity	Depositary Shares Representing Preferred Shares	457(o)
		Equity	Common Shares of Beneficial Interest, $.01 par value per share	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,500,000,000.00	0.0001531	$ 229,650.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,500,000,000.00		$ 229,650.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 55,100.00
			Net Fee Due:						$ 174,550.00
Offering Note
[1]	(a) An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $1,500,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $1,500,000,000 to the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, including under any anti-dilution provisions, or that are issued in units or represented by depositary shares. (b) Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. In the event the registrant elects to offer to the public fractional interests in preferred shares of beneficial interest registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and preferred shares of beneficial interest will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares. (c) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. (d) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Industrial Logistics Properties Trust	S-3	333-264448	02/14/2023		$ 55,100.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 500,000,000.00
Fee Offset Sources		Industrial Logistics Properties Trust	S-3	333-264448		02/14/2023						$ 55,100.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant hereby offsets the total registration fee of $229,650 due under this registration statement by $55,100, which represents the portion of the registration fee previously paid with respect to $500,000,000 of unsold securities previously registered under Post-Effective Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-264448) filed by the registrant on February 14, 2023, and further amended by Post-Effective Amendment No. 2 thereto filed on February 15, 2023, and declared effective on March 30, 2023, or the Prior Registration Statement. The offering of the unsold securities registered under the Prior Registration Statement has been terminated.